Exhibit 10.19

FIRST AMENDMENT OF LEASE

This FIRST AMENDMENT OF LEASE (the "First Amendment") is dated as of February 10, 2003, and is entered into by and between and AU ZONE INVESTMENTS #2, L.P., successor in interest to HAWAIIAN GARDENS ASSOCIATES I, ("Landlord"), and KFC OF POLLY'S, INC. (dba KENTUCKY FRIED CHICKEN), ("Tenant").

RECITALS
This First Amendment to Lease is made with reference to the following facts and objectives:

A.
Landlord and Tenant entered into a written Lease dated May 30, 1989 (collectively the "Lease"), in which Landlord leased to Tenant, and Tenant leased from Landlord, Premises located in the City of Hawaiian Gardens, State of California 90716, commonly known as 12161 E. Carson Ave, which is approximately 3,100 square feet ("Premises").

B.	The term of the Lease is currently due to expire on November 1, 2008, with three (3) options of five (5) years..
C.	The parties desire to modify the Lease as set forth below:

AGREEMENT

1.	DEFINITIONS
All capitalized terms used in this First Amendment which are not defined herein shall have the same meanings as set forth in the Lease.

2.	ADDITIONAL USE
Landlord grants Tenant an expansion of use to include the sale of hamburgers and hot dogs for on and off-site consumption, so long as the sale of hamburgers does not exceed 20% of the overall sales generated from this location. This expanded use shall not preclude Landlord from entering into a lease agreement with another restaurant or fast food operator primarily engaged in the sale of hamburgers and/or hot dogs, or any other use beyond what is already restricted in the Lease. All signage and building changes are subject to all other terms of the Lease.

Landlord shall also have the right throughout the term of the Lease, and options, to approve any trade name change.

3.	ALTERATIONS TO PREMISES
Tenant shall be allowed to alter its interior decor and exterior signage to reflect the additional use as defined above, all subject to Landlord's review and approval, which shall not be unreasonably withheld. Tenant shall also be allowed to add any necessary cooking equipment to accommodate the expansion of use. Any alterations and additions to the Premises are subject to all provisions of the Lease.

4.	CHICKEN EXLCUSIVE
Should the sale of chicken, or chicken related menu items, drop below 20% of the overall sales generated from this location for a period of three consecutive months, then Tenant's existing chicken exclusive will terminate.

5.	WAIVER AND RELEASE
Tenant hereby expressly waives, and releases Landlord any and all claims, obligations, liabilities, acts, omissions, causes of action, damages, costs, losses and expenses, whether now existing or hereafter arising, known or unknown, which arise out of, or are connected with or relate to, any acts, omissions, events, or circumstances arising prior to the date of execution of this Amendment.

Tenant hereby agrees, represents and warrants that the matters released herein are not limited to matters that are known or disclosed, and Tenant hereby waives any and all rights and benefits that it now has, or in the future may have, conferred upon it by virtue of the provisions of Section 1542 of the Civil Code of the State of California, which provides as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

Tenant hereby agrees, represents and warrants that it realizes and acknowledges that factual matters now unknown to it may have given or may hereafter give rise to causes of action, claims, demands, debts, controversies, damages, costs, losses and expenses, that are presently unknown, unanticipated and unsuspected, and it further agrees, represents and warrants that the Release set forth above has been negotiated and agreed upon in light of that realization and that it nevertheless hereby intends to release, discharge and acquit the parties set forth herein above from any such unknown causes of action, claims, damages, costs, losses and expenses that are in any way related to the matters referred to herein above.

6.	CONSTRUCTION: REAFFIRMATION
In the event of a conflict between the terms of the Lease, and subsequent amendments, and the terms of this Amendment, the terms of this Amendment shall govern and prevail. The Lease, as amended by this Amendment, is hereby reaffirmed.

7.	GOVERNING LAW
This Amendment shall be construed in accordance with and governed by the laws of the State of California.

8.	ENTIRE AGREEMENT
This Amendment constitutes the entire agreement of Landlord and Tenant with respect to the specific subject matter hereof.

9.	SUCCESSOR AND ASSIGNEES
Subject to the provisions of the Lease relating to assignment, mortgaging, pledging and subletting, the Lease, as amended by this Amendment, shall bind the heirs, executors, administrators, successors and assignees of any and all of the parties hereto.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment as of the day and year first written above.

TENANT:

KFC OF POLLY'S, INC.

By:	/s/ Donald Paul Sheldrake
Name:	Donald Paul Sheldrake
Title:	President
Dated:	2/18/03

LANDLORD:

AU ZONE INVESTMENTS #2, L.P.

By:	/s/ Jeff Gold
Name:	Jeff Gold
Title:	Member of General Partner
Dated:	3/10/03